Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to our firm in this Registration Statement on Form N-1A of Baillie Gifford Institutional Long Term Global Growth Fund, a series of Baillie Gifford Institutional Trust, under the heading “Disclosure of Fund Investments” and “Independent Registered Public Accounting Firm- Cohen & Company, Ltd.” in the Statement of Additional Information.

/s/ Cohen & Company, Ltd.

COHEN & COMPANY, LTD.

Milwaukee, Wisconsin

October 8, 2025